Exhibit 23(b)

             Consents of Luboshitz, Kasierer & Co. and Yosef Shimony




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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To EA Industries, Inc.:

As independent public accountants of BarOn Technologies Ltd., we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 29, 1996 in respect of the financial statements of BarOn Technologies Ltd. as of December 31, 1995, which were included in EA Industries, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our firm included in or made a part of this registration statement.




                                     /s/ LUBOSHITZ, KASIERER & CO.
                                     ---------------------------------------
                                     Luboshitz, Kasierer & Co., C.P.A. (Isr.)


Tel-Aviv, Israel
June 14, 1996




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                                                   June 17, 1996


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To EA Industries, Inc.:


As the independent public accountant of BarOn Technologies Ltd, I hereby consent to the incorporation by reference in this Form S-8 Registration Statement of my report dated February 29, 1996 included in the financial statements of BarOn Technologies Ltd as of December 31, 1995, which were included in EA Industries, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to my firm included in or made a part of this registration statement.




                                                   /s/ SHIMONY YOSEF
                                                   ---------------------------
                                                   Yosef Shimony, C.P.A. (Isr.)